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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 27/Amendment No. 58 to Registration Statement Nos. 033-85442/811-08828 on Form N-4 of our report dated March 27, 2014, relating to the financial statements and financial highlights comprising each of the Subaccounts of New England Variable Annuity Separate Account, our report dated April 18, 2014, relating to the consolidated financial statements of New England Life Insurance Company and subsidiary (the "Company") (which report expresses an unmodified opinion and includes an other matter paragraph related to the Company being a member of a controlled group), and our report dated March 27, 2014, relating to the consolidated financial statements and financial statement schedules of Metropolitan Life Insurance Company and subsidiaries, all appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 22, 2014